Exhibit 99.2

On March 18, 2008, management of Coventry will make a presentation to investors at the Lehman Brothers Global Healthcare Conference. The following is a series of slides to be used by Coventry management in the presentation.

COVENTRY Health Care

Investor Presentation: March 2008

Forward-Looking Statement

Certain statements in this presentation will be forward-looking statements. Forward-looking statements are defined as statements that are not historical facts and include those statements relating to future events or future financial performance. Actual performance may be significantly impacted by certain risks and uncertainties, including those described in Coventry's Annual Report on Form 10-K for the year ended December 31, 2007. Coventry undertakes no obligation to update or revise any forward-looking statements.

COVENTRY Health Care

Business Update:
Results Through February 2008

Fundamentals Are Just Fine

Commercial ✓

Medicare Advantage ✓

Medicare Part D ✓

Medicaid ✓

Two Headwinds

- Increased medical costs driven by influenza
  - Higher expenses than average of past 3 years
  - $0.04 impact on Q1 company-wide
- Lower investment income
  - Driven by Fed rate cuts
  - $0.01 impact on Q1
  - $0.03 additional impact on remainder of 2008

Commercial Group Risk: Key Drivers

- **No change in trend outlook**
  - Continues to remain stable at ~ 7.5% (same as 2007)
  - Reserve development consistent with expectations
  - "Real Time" indicators (inpatient days, Rx) look fine
- **No change in pricing outlook or philosophy**
  - Competitive landscape remains rational
  - Price at least equal to medical trend
- **No change in commercial MLR view**
  - Flat "same store" MLR in 2008 (~78%)
  - Mid to high 78%'s including Vista and Mutual mix

COVENTRY Health Care

Commercial Group Risk: Revenue Drivers

- Membership down as expected in Q1 2008
  - Decrease similar to Q1 2007
  - Large group driven; small group continues to grow
  - Still targeting slight growth by year-end
- Premium yields continue to be impacted by mix changes

COVENTRY Health Care

Medicare Advantage

- Targeting 2008 membership growth of 100,000
  - 29,000 net adds through February
  - PEBTF win effective May 2008
- Risk revenue
  - Timing and demographics of new members
- Medical costs
  - Flu impact seen in Q1
  - Excluding flu, 2008 still trending consistent with expectations

COVENTRY Health Care

Medicare Part D

- 850,000 members through February
- **No change in MLR expectations**
  - Performance on track for full year MLR in low 80%'s
  - Q1 2008 on track for MLR of 104%
- Stability in enhanced plan
  - Stable membership base in 2008 compared to 2007
  - Higher co-pays / cost sharing

COVENTRY Health Care

Medicaid

- Solid results through February
  - Membership up 7,000 members
  - MLR expectations for full year now in mid 80%'s
- Opportunities: TN, PA, FL (Healthy Kids)
- Notified of termination of PA Behavioral Health arrangement (107,000 members) effective July 2008
  - Globally capitated "pass through" arrangement
  - Immaterial to earnings

COVENTRY Health Care

Individual

- Momentum from 2007 continues
  - MLR through February as expected
  - Strong growth continues
    - 7,000 organic adds through February
- 2008 membership expected to reach 150,000
- Continuing national expansion plan

COVENTRY Health Care

Specialty Division

- Workers' Comp Services
  - Strong revenue growth continues
- Build or acquire additional specialty businesses
  - Behavioral – Closed small acquisition in February
  - Dental – Acquire/Partner (in-process)
  - Life – Build

Revised 2008 Guidance

Risk Revenue	$10,650	-	$11,100
Mgmt Svcs Revenue	$1,340	-	$1,390
Total Revenue	$11,990	-	$12,490
MLR	79.9%	-	80.3%
Cost of Sales	$160	-	$180
SG&A	$2,100	-	$2,160
D&A	$168	-	$178
Investment Income	$113.5	-	$121.0
Interest Expense	$92	-	$94
Tax Rate	36.7%	-	37.3%
Diluted # of Shares (000's)	151,700	-	154,500
Diluted EPS	**$4.39**	**-**	**$4.50**

Note: All dollars are in millions (excluding EPS)

COVENTRY Health Care

COVENTRY
Health Care

Long Term Outlook

Long Term Strategy

- THE MARKET HAS NOT CHANGED IN THE PAST 2 MONTHS!!
- Long term disciplined approach
  - Balanced and diversified portfolio of businesses
  - Health plans are the foundation
  - Exposure and expertise in most attractive markets
    - Small Group
    - Individual
    - Government
- Balanced exposure to government business
  - Increase Medicaid weighting
  - Expand Medicare network footprint
- Expansion of the Specialty Division

COVENTRY Health Care

Long Term Fundamentals

- Operating earnings growth of 8% - 11%
  - Predictable and stable "same store" performance
  - Successful organic growth initiatives
- Resourceful use of capital
  - Acquisitions
  - Share buyback

Consistent low to mid teens EPS growth

COVENTRY Health Care